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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT


  We consent to the incorporation by reference in Registration Statement Nos. 33-72000 and 33-93014 of Leasing Solutions, Inc. and subsidiaries on Form S-8, of our report dated July 19, 1999 (September 8, 1999 as to paragraphs 8 through 10 of Note 1 and as to Note 7) appearing in this Annual Report on Form 10-K of Leasing Solutions, Inc. and subsidiary for the year ended December 31, 1998.

/s/ DELOITTE & TOUCHE  LLP

San Jose , California
September 17, 1999